Exhibit 10.2

AMENDMENT

TO

TRANSACTION DOCUMENTS

This Amendment (this “Amendment”) to that Securities Purchase Agreement, dated ___________, 20___ (the “SPA”), between Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”), and to the Registration Rights Agreement entered into in connection therewith (with the SPA, the “Transaction Documents”), is entered into by and between the Company and the Purchasers (together, the “Parties”), effective as of January 21, 2021 (the “Effective Date”).

WHEREAS, the Parties entered into the Transaction Documents on dated ______, 2021;

WHEREAS, the Parties now desire to amend the Transaction Documents as set forth herein.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties each agree as follows:

1. Consent to Increase Offering. Pursuant to Section 4.18 of the SPA, the Company shall not issue nor agree to issue certain equities without the consent of the holders of a majority of the outstanding Series E Shares. The Purchasers, as holders of Series E Shares, hereby consent to the increase of the amount to be raised in its offering of Series E Shares up to an aggregate of $2,000,000 (the “Offering”); provided, that no other purchaser of Series E Shares in the Offering is provided terms and conditions appurtenant to such issuance or sale that are more favorable to such purchasers than are the terms and conditions granted to the Purchasers under the SPA as amended hereby.

2. Amendments to the SPA.

(a)	Section 4.18(a) is amended such that the consent required thereunder is increased to the consent of the holders of a 66.6% of the outstanding Series E Shares.

(b)	Section 4.20 is amended such that the consent required thereunder is increased to the consent of the holders of a 66.6% of the outstanding Series E Shares.

3. Amendment to the Registration Rights Agreement.

(a)	Section 3 is amended by insertion of new paragraph (c) as follows:

The parties agree that until the Company’s shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, the Registration Statement may provide for the sale of the Registrable Securities at a fixed price of $0.01 per share of Common Stock. The Company shall use commercially reasonable efforts to have its Common Stock listed on the OTCQB Venture Market within 30 days of this Agreement. Upon listing, the Company shall promptly amend or file a new Registration Statement, providing for the sale of the Registrable Securities at prevailing market prices or in privately negotiated transactions.

4. No Further Amendment. Except as otherwise amended herein, all other provisions, terms and conditions of the Transaction Documents shall remain in full force and effect.

5. Miscellaneous. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Transaction Documents. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signature delivered by email or facsimile or any electronic signature shall be treated for all purposes as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Transportation and Logistics Systems, Inc.

By:
Name:	John Mercadante, Jr.
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):

Akabas & Sproule 488 Madison Avenue, 11th Floor

New York, New York 10022 Email: sakabas@akabas-sproule.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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PURCHASER SIGNATURE PAGES TO AMENDMENT TO TRANSACTION DOCUMENTS

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

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